UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2009 (January 29, 2009)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.02. Termination of Material Definitive Agreement.
          On January 29, 2009, Alexza Pharmaceuticals, Inc. (“Alexza” or the “Company”) and Endo Pharmaceuticals Holdings Inc. (“Endo”) (Nasdaq: ENDP) mutually agreed to terminate their License, Development and Supply agreement (the “Agreement”) for AZ-003 (Staccato fentanyl), a product development candidate that has completed Phase 1 clinical testing. Alexza does not intend to commit additional resources to AZ-003 during 2009.
          Alexza and Endo were jointly developing AZ-003 for the treatment of breakthrough pain in cancer and non-cancer patients. Endo was responsible for regulatory, pre-clinical and clinical development, and for commercializing the product in North America. Alexza was responsible for the development and costs of the Staccato Electric Multiple Dose device and Alexza had the exclusive right to manufacture the product for clinical development and commercial supply. Upon the termination of the Agreement, all rights to the product, including regulatory filings, data and clinical and non-clinical data for use with the product reverted back to Alexza. Under the terms of the Agreement, Endo paid Alexza an upfront fee of $10 million, and was committed to pay potential additional milestone payments of up to $40 million upon achievement of predetermined regulatory and clinical milestones. No penalty fees were incurred by either party in connection with the termination of the Agreement.
Section 8 — Other Events
Item 8.01. Other Events.
          On January 29, 2009, Alexza announced that it has consolidated its operations, with a primary focus on the continued rapid development of AZ-004 (Staccato loxapine). The restructuring includes a workforce reduction of 52 employees, representing approximately 33% of the Company’s total workforce. A copy of the press release announcing these actions is filed as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Alexza Consolidates Operations to Focus Resources on AZ-004 (Staccato® Loxapine) for Acute Agitation,” dated January 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: February 2, 2009	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Alexza Consolidates Operations to Focus Resources on AZ-004 (Staccato® Loxapine) for Acute Agitation,” dated January 29, 2009.